EXHIBIT 32

Certifications of Principal Executive Officer and Principal Financial Officer pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

I, Liang Qiao, Principal Executive Officer, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(a) The quarterly report on Form 10-Q for the period ended September 30, 2010 of Bio-Bridge Science, Inc. (the “Company”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(b) Information contained in such Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 23, 2011

/s/ Dr. Liang Qiao
By: Dr. Liang Qiao Chief Executive Officer (Principal Executive Officer)

I, Meng Zhen, Principal Financial Officer, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(c) The quarterly report on Form 10-Q for the period ended September 30, 2010 of Bio-Bridge Science, Inc. (the “Company”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(d) Information contained in such Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 23, 2011

/s/ Meng Zhen
By: Meng Zhen Controller (Principal Financial Officer)